ROBOTIC VISION SYSTEMS, INC AND SUBSIDIARIES                          EXHIBIT 11

COMPUTATION OF PER SHARE ACCOUNTS

                                                                     Six Months Ended
                                                             --------------------------------
                                                             March  31, 1996  March  31, 1995
                                                             ---------------  ---------------

Net income ...............................................     $ 7,891,000      $ 5,066,000
                                                               ===========      ===========

Weighted average number of common shares .................      15,900,000       13,299,000

Assumed number of shares issued from common share
    equivalents ..........................................       1,743,000        2,175,000
                                                               -----------      -----------

Weighted average number of common and common
    equivalent shares ....................................      17,643,000       15,474,000
                                                               ===========      ===========

Net income per share .....................................     $      0.45      $      0.33
                                                               ===========      ===========



                                                                   Three Months Ended
                                                             --------------------------------
                                                             March  31, 1996  March  31, 1995
                                                             ---------------  ---------------
Net income ...............................................     $ 4,005,000      $ 4,146,000
                                                               ===========      ===========
Weighted average number of common shares .................      16,299,000       13,346,000

Assumed number of shares issued from common share
   equivalents ...........................................       1,279,000        2,161,000
                                                               -----------      -----------
Weighted average number of common and common
   equivalent shares .....................................      17,578,000       15,507,000
                                                               ===========      ===========
Net income per share .....................................     $      0.23      $      0.27
                                                               ===========      ===========